EXHIBIT 5.1
                                ANDREWS & KURTH
                                     L.L.P.
                                   ATTORNEYS
                              TEXAS COMMERCE TOWER
                              HOUSTON, TEXAS 77002
 OTHER OFFICES:
WASHINGTON, D.C.                                      TELEPHONE: (713)220-4200
    DALLAS                                           TELECOPIER: (713)220-4285
  LOS ANGELES                                             TELEX: 79-1208
   NEW YORK
                                  May 30, 1995
Board of Directors
Tech-Sym Corporation
10500 Westoffice Drive
Houston, Texas 77042

Gentlemen:

        We have acted as counsel for Tech-Sym Corporation (the "Company" in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration of the issuance under the Securities Act of 1993, as amended, of an aggregate of 964,000 shares of Common Stock, par value $0.10 per share (the "Shares"), together with associated Common Stock Purchase Rights, of the Company.

        As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

        Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

              (1) The 964,000 Shares of the Company to be issued as described in the Registration Statement, are duly and validly authorized.

              (2) Upon the issuance by the Company of the Shares as described in the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" therein.

                                             Very truly yours,

                                             ANDREWS & KURTH L.L.P.
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